Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-214228, 333-221459, 333-227465, and 333-251229), as amended, and Form S-8 (File Nos. 333-171723, 333-180142, 333-214229, 333-221460, and 333-232627) of Silver Bull Resources, Inc. of our report dated January 14, 2022 relating to the audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended October 31, 2021.

/s/ Smythe LLP

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

January 14, 2022